CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-204609) of Holly Energy Partners, L.P. and pertaining to the sale of common units on behalf of selling unitholders of Holly Energy Partners, L.P.,

(2)	Registration Statement (Form S-3 ASR No. 333-223247) pertaining to the sale of common units on behalf of selling unitholders of Holly Energy Partners, L.P.,

(3)	Registration Statement (Form S-3 ASR No. 333-214622) pertaining to the sale of common units on behalf of selling unitholders of Holly Energy Partners, L.P., and

(4)	Registration Statement (Form S-8 No. 333-182865) of Holly Energy Partners, L.P.
of our reports dated February 20, 2020, with respect to the consolidated financial statements of Holly Energy Partners, L.P., and the effectiveness of internal control over financial reporting of Holly Energy Partners, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.
/s/ Ernst & Young LLP
Dallas, Texas
February 20, 2020